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                                  EXHIBIT 5


                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601


To call writer direct:                                               Facsimile
(312) 861-2000                                                  (312) 861-2200


                               February 28, 1994

USG Corporation
125  South Franklin Street
Chicago, Illinois 60606

Ladies and Gentlemen:

            We have acted as counsel to you (the "Corporation") in connection with the Corporation's offer to exchange (the "Exchange Offer") its 9 1/4% Senior Notes due 2001, Series B (the "Senior 2001 Notes, Series B") for any and all of its outstanding 9 1/4% Senior Notes due 2001, including the related registration by the Corporation of up to $150,000,000 aggregate principal amount of the Senior 2001 Notes, Series B pursuant to a Registration Statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation of the Corporation; (ii) the Amended and Restated By-laws of the Corporation; (iii) minutes and records of the corporate proceedings of the Corporation with respect to the issuance of the Senior 2001 Notes, Series B;
(iv) the Registration Statement and exhibits thereto; and (v) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion and such other matters of fact and law which we have deemed necessary in order to render this opinion.

            For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such


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persons signing on behalf of the parties thereto other than the Corporation, and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation.

            Based on the foregoing, we are of the opinion that:

            (1) The Corporation is a corporation validly existing under the laws of the State of Delaware.

            (2) The issuance and exchange of the Senior 2001 Notes, Series B has been validly authorized; when the Senior 2001 Notes, Series B have been duly executed and authenticated on behalf of the Corporation and issued and exchanged in accordance with the terms of the Exchange
      Offer as described in the Prospectus forming a part of the Registration Statement, they will constitute legal, valid and binding instruments enforceable in accordance with their terms, except that (a) our opinion is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws, and (b) the binding effect and enforceability of any related agreements and the availability of injunctive relief or other equitable remedies thereunder are subject to public policy considerations and the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement.

            We do not find it necessary for purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to issuance of the Senior 2001 Notes, Series B in connection with the Exchange Offer. We render no opinion as to the laws of any jurisdiction other than the internal law of the State of Illinois and the United States of America and the internal corporate law of the State of Delaware.

            This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                  Very truly yours,

                              /s/ KIRKLAND & ELLIS
                                  ----------------
                                  KIRKLAND & ELLIS